Exhibit 8.1

Consolidated Subsidiaries	Country of Incorporation	Name under which subsidiary or equity investee does business
Turktell Bilişim Servisleri A.Ş.	Türkiye	Turktell
Superonline İletişim Hizmetleri A.Ş.	Türkiye	Turkcell Superonline
Global Bilgi Pazarlama Danışmanlık ve Çağrı Servisi Hizmetleri A.Ş.	Türkiye	Turkcell Global Bilgi
Turkcell Satış A.Ş.	Türkiye	Turkcell Satış
Turkcell Teknoloji Araştırma ve Geliştirme A.Ş.	Türkiye	Turkcell Teknoloji
Kule Hizmet ve İşletmecilik A.Ş.	Türkiye	Global Tower
Turkcell Gayrimenkul Hizmetleri A.Ş.	Türkiye	Turkcell Gayrimenkul
Turkcell Finansman A.Ş.	Türkiye	Turkcell Finansman (or Financell)
Turkcell Ödeme ve Elektronik Para Hizmetleri A.Ş.	Türkiye	Turkcell Ödeme (or Paycell)
Turkcell Dijital Sigorta A.Ş.	Türkiye	Turkcell Dijital Sigorta
Turkcell Sigorta Aracılık Hizmetleri A.Ş.	Türkiye	Turkcell Sigorta
Turkcell Enerji Çözümleri ve Elektrik Satış Ticaret A.Ş.	Türkiye	Turkcell Enerji
Lifecell Dijital Servisler ve Çözümler A.Ş.	Türkiye	Lifecell Dijital Servisler
Lifecell Bulut Çözümleri A.Ş.	Türkiye	Lifecell Bulut
Lifecell TV Yayın ve İçerik Hizmetleri A.Ş.	Türkiye	Lifecell TV
Lifecell Müzik Yayın ve İletim A.Ş.	Türkiye	Lifecell Müzik
BiP İletişim Teknolojileri ve Dijital Servisler A.Ş.	Türkiye	BiP A.Ş.
Turkcell Dijital İş Servisleri A.Ş.	Türkiye	Turkcell Dijital
Boyut Grup Enerji Elektrik Üretim İnş. San. ve Tic. A.Ş.	Türkiye	Boyut Enerji
Atmosware Teknoloji Eğitim ve Danışmanlık A.Ş.	Türkiye	Atmosware Teknoloji
TDC Veri Hizmetleri A.Ş.	Türkiye	TDC
Sofra Kurumsal ve Ödüllendirme Hizmetleri A.Ş.	Türkiye	Sofra
Artel Bilişim Servisleri A.Ş.	Türkiye	Artel
Rehberlik Hizmetleri Servisi A.Ş.*	Türkiye	Rehberlik
Dijital Eğitim Teknolojileri A.Ş.**	Türkiye	Dijital Eğitim
Turkcell Yeni Teknolojiler Girişim Sermayesi Yatırım Fonu	Türkiye	Turkcell GSYF
W3 Labs Yeni Teknolojiler A.Ş.	Türkiye	W3
Ultia Teknoloji Yazılım ve Uygulama Geliştirme Ticaret A.Ş.	Türkiye	Ultia
Paycell LLC	Ukraine	Paycell LLC
CJSC Belarusian Telecommunications Network	Belarus	BeST
Beltower LLC	Belarus	Beltower
Lifetech LLC	Belarus	Lifetech
Kıbrıs Mobile Telekomünikasyon Limited	Turkish Republic of Northern Cyprus	Kıbrıs Telekom
Lifecell Digital Limited	Turkish Republic of Northern Cyprus	Lifecell Digital
Turkcell Dijital Teknolojileri Limited	Turkish Republic of Northern Cyprus	Turkcell Dijital Teknolojileri
East Asian Consortium B.V.	Netherlands	East Asian
Lifecell Ventures B.V.	Netherlands	Lifecell Ventures

Yaani Digital B.V.	Netherlands	Yaani
BiP Digital Communication Technologies B.V.	Netherlands	BiP B.V.
Paycell Europe GmbH	Germany	Paycell Europe
Lifecell LLC**	Ukraine	lifecell
UkrTower LLC**	Ukraine	UkrTower
Global Bilgi LLC**	Ukraine	Global LLC

Associates
Türkiye’nin Otomobili Girişim Grubu Sanayi ve Ticaret A.Ş.	Türkiye	Türkiye’nin Otomobili (or Togg)

* The company liquidated on March 11, 2025.

** Dijital Eğitim Teknolojileri A.Ş. has merged with Turkcell Dijital İş Servisleri A.Ş. on January 21, 2025.

** UkrTower, Global LLC and Lifecell have been sold on September 9, 2024.